SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (date of earliest event reported):

June 28, 2006

CRYO-CELL INTERNATIONAL, INC.

(Exact name of registrant as specified in charter)

Delaware	0-23386	22-3023093
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification number)

700 Brooker Creek Blvd., Suite 1800

Oldsmar, Florida 34677

(Address of principal executive offices, zip code)

Registrant’s telephone number, including area code: (813) 749-2100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

At the 2006 annual meeting of the stockholders of Cryo-Cell International, Inc. (the ”Company”), held on June 28, 2006, the stockholders approved the Company’s 2006 Stock Incentive Plan (the “2006 Plan”) and the reservation of 1,000,000 shares of common stock for issuance under that plan. A description of the 2006 Plan is set forth below.

General

The 2006 Plan provides for the issuance of incentives in the following forms: (i) incentive and non-statutory stock options; (ii) stock-appreciation rights (commonly referred to as “SARs”); (iii) restricted stock; (iv) stock awards; and (v) performance awards (i.e., performance shares and performance units). Employees, officers and directors of, and key consultants to, the Company (including its subsidiaries and affiliates) are eligible to receive incentives under the 2006 Plan. A copy of the plan is being filed as an exhibit to this current report.

Administration

The 2006 Plan is administered by the board of directors through the compensation committee, which is composed entirely of non-employee directors who are intended to meet the criteria of “outside director” under Code Section 162(m) and “non-employee director” under Section 16 of the Securities Exchange Act of 1934. The committee selects the officers and key employees who receive options or awards, the form of those awards, the number of shares or dollar targets of the options or awards and all terms and conditions of the options or awards. The committee also certifies the level of attainment of performance targets. The Company’s Chief Executive Officer may, on a discretionary basis and without committee review or approval, grant options to purchase up to 5,000 shares each to new employees of the Company who are not officers of the Company. Such discretionary option grants shall not exceed 25,000 shares in total in any fiscal year.

Maximum Stock Award Levels

The maximum number of shares available for awards under the 2006 Plan is 1,000,000. No individual participant may be granted stock options and SARs in any single fiscal year during the term of the 2006 Plan in respect of more than 500,000 shares of common stock. In addition, the maximum number of performance shares issuable under the 2006 Plan to any participant for any fiscal year shall be 500,000 shares.

Types of Incentives

Stock Options. The committee may grant non-qualified and incentive stock options to eligible participants to purchase shares of common stock from the Company. The 2006 Plan confers on the committee discretion, with respect to any such stock option, to determine the term of each option, the time or times during its term when the option becomes exercisable and the number and purchase price of the shares subject to the option. The exercise price of incentive stock options may not be less than 100% of the fair market value of the stock subject to the option on the date of the grant and, in some cases, may not be less than 110% of such fair market value. The exercise price of non-statutory options may not be less than 100% of the fair market value of the stock on the date of grant, with limited exceptions for awards that satisfy the requirements for deferred compensation under Section 409A of the Internal Revenue Code.

The maximum term of options under the 2006 Plan is ten years, except that in certain cases the maximum term is five years. Subject to the discretion of the committee, options under the 2006 Plan generally terminate pursuant to provisions contained in each option holder’s agreement with the Company. Nevertheless, no option may remain exercisable or continue to vest beyond its expiration date, and any incentive stock option that remains unexercised more than one year following termination by reason of death or disability, or more than three months following termination for other reasons, will be deemed a non-statutory stock option.

Stock Appreciation Rights. A stock-appreciation right or SAR is a right to receive, without payment to the Company, a number of shares, the amount of which is equal to the aggregate amount of the appreciation in the shares of common stock as to which the SAR is exercised. For this purpose, the “appreciation” in the shares consists of the amount by which the fair market value of the shares of common stock on the exercise date exceeds (a) in the case of an SAR related to a stock option, the purchase price of the shares under the option or (b) in the case of an SAR granted alone, without reference to a related stock option, an amount determined by the committee at the time of grant. The committee has the discretion to determine the number of shares as to which a SAR will relate as well as the duration and exercisability of a SAR.

Restricted Stock and Restricted Stock Units. The committee may also grant shares of restricted stock that are subject to the continued employment of the participant and may also be subject to performance criteria at the discretion of the committee. Generally, if the participant’s employment terminates prior to the completion of the specified employment or the attainment of the specified performance goals, the awards will lapse (i.e., the restricted stock will be forfeited). The committee may provide for a prorated attainment of time-based restrictions. Generally, an award will not vest during a period less than one year following the date of the award unless the committee determines otherwise. During the restriction period, unless the committee determines otherwise, a participant who holds restricted stock will be entitled to vote the shares and to receive cash dividends, if any are declared. The committee may also grant restricted stock units, which represent rights to receive shares of common stock at a future date subject to terms and conditions, including a risk of forfeiture, established by the committee. Participants generally have not rights as stockholders with respect to the restricted stock units, except that they may have certain rights to receive an amount equal to dividends paid by the Company on the equivalent number of shares of common stock.

Stock Awards. Stock awards consist of the transfer by the Company to an eligible participant of shares of common stock, without payment, as additional compensation for services to the Company. The number of shares transferred pursuant to any stock award is determined by the committee.

Performance Awards. The committee may grant performance units or performance shares. Performance units entitle the participant to receive a specified dollar value, variable under conditions specified in the award, if the performance objectives specified in the award are achieved and the other terms and conditions thereof are satisfied. Performance shares entitle the participant to receive a specified number of shares of common stock, or the equivalent cash value, if the performance goals specified in the award are achieved and other terms are satisfied.

Performance goals for performance awards that are intended to qualify as “performance-based” compensation within the meaning of Section 162(m) of the Code shall be based on one or more of the following financial criteria: earnings per share, operating income, net income, cash flow, gross profit, gross profit return on investment, gross margin return on investment, gross margin, working capital, earnings before interest and tax (EBIT), earnings before interest, tax, depreciation and amortization (EBITDA), return on equity, return on assets, return on capital, revenue growth, total shareholder return, and economic value added. For performance awards that are intended to so qualify under Section 162(m),

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the targets shall be established within the required time period. The Committee, in its sole discretion, may modify the performance goals if it determines that circumstances have changed and modification is required to reflect the original intent of the performance goals; provided, however, that no such change or modification may be made to the extent it increases the amount of compensation payable to any participant who is a “covered employee” within the meaning of Code Section 162(m).

Transferability of Incentives

Incentives granted under the 2006 Plan may not be transferred, pledged or assigned by the holder thereof except, in the event of the holder’s death, by will or the laws of descent and distribution to the limited extent provided in the 2006 Plan or the incentive, or (in the case of a stock option or an SAR) pursuant to a qualified domestic relations order as defined by the Code or Title I of the Employee Retirement Income Security Act, or the rules thereunder. Nevertheless, stock options and SARs may be transferred by the holder thereof to the holder’s spouse, children, grandchildren or parents (collectively referred to as “family members”), to trusts for the benefit of such family members, to partnerships or limited liability companies in which family members are the only partners or shareholders, or to entities exempt from federal income taxation pursuant to Code Section 501(c)(3).

Effect of Certain Corporate Events

Unless otherwise provided in the agreement for an incentive, in the event of an acquisition of the Company through the sale of substantially all of the Company’s assets or through a merger, exchange, reorganization or liquidation of the Company or a similar event as determined by the compensation committee (collectively referred to herein as a “transaction”), the committee shall be authorized, in its sole discretion, to take any and all action it deems equitable under the circumstances, including but not limited to:

•	terminating the 2006 Plan and all incentives and (i) granting the holders of outstanding vested options, in lieu of any shares of common stock they would be entitled to receive under such options, such stock, securities or assets, including cash, as would have been paid to such participants if their options had been exercised and such holder had received common stock immediately prior to such transaction (with appropriate adjustment for the exercise price, if any), (ii) granting the holders of performance shares and/or SARs that entitle the participant to receive common stock, in lieu of any shares of common stock each participant was entitled to receive as of the date of the transaction pursuant to the terms of such incentive, if any, such stock, securities or assets, including cash, as would have been paid to such participant if such common stock had been issued to and held by the participant immediately prior to such transaction; and (iii) treating holders of any incentive which does not entitle the participant to receive common stock in an equitable manner as determined by the committee;

•	providing that participants holding outstanding vested common stock-based incentives shall receive, with respect to each share of common stock issuable pursuant to such incentives as of the effective date of any such transaction, at the determination of the committee, cash, securities or other property, or any combination thereof, in an amount equal to the excess, if any, of the fair market value of such common stock on a date within ten days prior to the effective date of such transaction over the option price or other amount owed by a participant, if any, and that such incentives shall be cancelled, including the cancellation without consideration of all options that have an exercise price below the per share value of the consideration received by the Company in the transaction;

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•	providing that the 2006 Plan (or a replacement plan) shall continue with respect to incentives not cancelled or terminated as of the effective date of such transaction and provide to participants holding such Incentives the right to earn their respective incentives on a substantially equivalent basis (taking into account the transaction and the number of shares or other equity issued by such successor entity) with respect to the equity of the entity succeeding the Company by reason of such transaction; and

•	providing that all unvested, unearned or restricted incentives shall be void and deemed terminated, or, in the alternative, for the acceleration or waiver of any vesting, earning or restrictions on any incentive.

In addition, the committee may restrict the rights of participants in the event of a transaction to the extent necessary to comply with Section 16(b) of the Securities Exchange Act of 1934, the Code or any other applicable law or regulation.

Duration, Amendment and Termination

The board of directors may amend or discontinue the 2006 Plan at any time. However, no such amendment or discontinuance may adversely change or impair a previously granted incentive without the consent of the recipient thereof. Certain 2006 Plan amendments require stockholder approval, including amendments which would increase the maximum number of shares of common stock which may be issued to all participants under the 2006 Plan, change the types of incentives that may be granted under the 2006 Plan, change the class of persons eligible to receive incentives under the 2006 Plan, or materially increase the benefits accruing to participants under the 2006 Plan. In addition, without stockholder approval, outstanding incentives under the 2006 Plan may not be repriced, replaced, or regranted through cancellation, or by lowering the option price or exercise price of a previously granted incentive.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	2006 Stock Incentive Plan.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CRYO-CELL INTERNATIONAL, INC.
(REGISTRANT)

Date: July 5, 2006	By:	/s/ Jill M. Taymans
JILL M. TAYMANS, VP Finance, Chief Financial Officer

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EXHIBIT INDEX

Exhibit No.	Description
10.1	2006 Stock Incentive Plan.